EXHIBIT 23.4
                                                                    ------------


     CONSENT  OF  INDEPENDENT  AUDITORS


     We hereby consent to the incorporation by reference in this Level 8 Systems, Inc. Registration Statement on Form S-8 for the Level 8 Systems, Inc. 1997 Stock Option Plan, as amended and restated, of our report dated March 17, 1999 relating to the financial statements of Template Software, Inc., which appears in the Annual Report on Form 10-K of Template Software, Inc. for the year ended December 31, 1998.



/s/ PRICEWATERHOUSECOOPERS  LLP

McLean,  Virginia.
August  24,  2000